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                                 EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-___________) pertaining to the Aztec Manufacturing Co. Employee Benefit Plan and Trust of our report dated March 29, 1999, with respect to the consolidated financial statements and schedules of Aztec Manufacturing Co. incorporated by reference in its Annual Report on Form 10-K for the year ended February 28, 1999, filed with the Securities and Exchange Commission.


                                    Fort Worth, Texas
                                    December 3, 1999
                                    Ernst & Young LLP